Exhibit T3A-2

2121895

State of California

SECRETARY OF STATE

OCT - 1 1998

Bill Jones

Secretary of State

SEC/STATE FORM CE-107 (REV. 4/97)

98 9127

SECRETARY OF STATE

I, BILL JONES, Secretary of State of the State of California, hereby certify:

That the attached transcript has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

IN WITNESS WHEREOF, I execute his certificate and affix the Great Seal of the State of California this

Secretary of State

ARTICLES OF INCORPORATION

OF

CALIFORNIA EQUITY FUNDING, INC.

ONE: The name of this corporation is California Equity Funding, Inc.

TWO: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THREE: The name and address of this corporation’s initial agent for service of process is:

Nancy M. Harlan

19 Corporate Plaza

Newport Beach, California 92660

FOUR: This corporation is authorized to issue one class of shares of stock; the total number of said shares is 100,000.

FIVE: The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. If the California General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the California General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of this corporation existing at the time of such repeal or modification.

SIX: This corporation is authorized to indemnify the directors and officers of this corporation to the fullest extent permissible under California law.

Dated: September 30, 1998

C. A. Webb, Incorporator